Exhibit 10.18

Amendment No. 3 to Employment Agreement

Amendment Number 3 to the Amended and Restated Employment Agreement dated as of December 5, 2003 (the “Employment Agreement”) as further amended on January 27, 2006 and December 31, 2008, by and between Aetna Inc. (“Aetna”), a Pennsylvania corporation, and Ronald A. Williams (“Executive”).

WHEREAS, Aetna and Executive have previously entered into the Agreement;

WHEREAS, the Employment Agreement was amended on January 27, 2006 (“Amendment Number 1”) and December 31, 2008 (“Amendment Number 2”);

WHEREAS, Aetna and Executive wish to further amend the Employment Agreement to address certain changes to the interpretation  of Section 162(m) of the Internal Revenue Code of 1986, as amended, described in IRS Revenue Ruling 2008-13;

NOW, THEREFORE, the Agreement is amended effective January 1, 2010, as follows:

1.
Section 3.04(b) (ii) is amended to read in its entirety as follows:  “The Pro-Rata Bonus Amount, provided that the minimum 162(m) performance criteria established under the Aetna Inc. Annual Incentive Plan (162(m)) or any such successor plan are satisfied (the performance target shall include a straight monthly proration for any performance period that is less than 12 months).  For purposes of this Section 3.04(b) (ii), the performance period shall end on the later of (i) September 30th in the year of termination of employment or (ii) the end of the month prior to the month of termination of employment.  The amount, if any, shall be paid on the latest of (x) 35 days following the end of the performance period (but not later than December 31st of the year of termination of employment), (y) 60 days following the Qualifying Event and (z) six months following termination of employment, to the extent required pursuant to Section 6.17(b) hereof.

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed this 11 day of December, 2009.

Aetna Inc.

/s/ Elease E. Wright________
By:           Elease E. Wright
Title:         Sr. V.P. Human Resources

Executive

/s/ Ronald A. Williams
Ronald A. Williams